SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2010

CHINA VOICE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53366 (Commission File Number)	16-1680725 (I.R.S. Employer Identification No.)

327 Plaza Real, Suite 319, Boca Raton, Florida 33432

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (561) 394-2482

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On September 28, 2010, China Voice Holding Corporation (the “China Voice”) filed a Form 12b-25, Notification of Late Filing, reporting that China Voice was unable to complete and file its Form 10-K Annual Report for the year ended June 30, 2010, within the time prescribed by the rules of the SEC. China Voice states in the Form 12b-25 that the delay was due to the inability to complete the audit of its financial statements for the year then ended.

 China Voice will not be able to complete the audit of the June 30, 2010 financial statements in time to file the Form 10-K within the fifteen day extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934.  The inability to complete the audit is due mainly to the unavailability of financial information from Flint Telecom Group, Inc. (“Flint”), the results of which are included in China Voice’s financial statements under the equity method.  In a Form 12b-25 filed by Flint on September 28, 2010, Flint reported that “the Registrant’s [Flint’s] Annual Report on Form 10-K for the year ended June 30, 2010 could not be filed within the prescribed time period because the Registrant, which has a small accounting staff, has devoted substantial time and effort to recent business matters affecting the Registrant, including the discontinuation and disposition of certain operations. As a result, the Registrant has not yet been able to finalize the Annual Report for the year ended June 30, 2010.”

China Voice intends to file the Form 10-K when it is able to obtain the necessary financial information from Flint and complete the work necessary to obtain an audit.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA VOICE HOLDING CORP.

By: /s/ Bill Burbank
      Bill Burbank, CEO

Dated: October 13, 2010

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